Exhibit 99.1

                Pegasus Satellite Communications, Inc. Announces
                       Proposed Offering of Senior Notes

BALA CYNWYD, PA, February 3, 2004 - Pegasus Communications Corporation (NASDAQ:
PGTV) today announced that its subsidiary, Pegasus Satellite Communications, Inc. (the "Company"), intends to offer, subject to market and other conditions, $100 million in aggregate principal amount of 11 1/4% senior notes due 2010, which will be issued pursuant to an existing indenture dated December 19, 2001, under which other notes are outstanding. The senior notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to persons outside the United States under Regulations S of the Securities Act. The offering price and ultimate aggregate principal amount are to be determined.

         The Company plans to use the proceeds of the offering to consummate the cash tender offer of up to $100 million aggregate principal amount of specified series of outstanding debt securities maturing in 2005 through 2007, which commenced on January 26, 2004 (the "Offer") and the remainder, if any, for general corporate purposes.

         The securities to be offered will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

         This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, and shall not constitute an offer, solicitation, or sale in any state or jurisdiction in which such offer, solicitations or sale would be unlawful. The press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Safe Harbor

         Any statements which are not historical facts are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and will be considered forward-looking statements. Such forward- looking statements may be identified with words such as "we expect," "we predict," "we believe," "we project," "we anticipate," and similar expressions.

         Pegasus' actual results may differ materially from those expressed or indicated by forward-looking statements. There can be no assurance that these future events, including pending transactions, will occur as anticipated or that the Company's results will be as estimated.

         Factors which can affect our performance and future events are described in our filings with the Securities and Exchange Commission, and include the following: general economic and business conditions, nationally, internationally, and in the regions in which we operate; catastrophic events, including acts of terrorism; relationships with and events affecting third parties like DirecTV, Inc. and the National Rural Telecommunications Cooperative; litigation with DirecTV, Inc.; the recent change of control of DIRECTV, Inc.; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; competition, including the provision of local channels by a competing direct satellite provider in markets where DirecTV does not offer local channels; the loss of any significant numbers of subscribers or viewers; changes in business strategy or development plans; the cost of pursuing new business initiatives; an expansion of land-based communications systems; technological developments and difficulties; our ability to obtain intellectual property licenses and to avoid committing intellectual property infringement; our ability to attract and retain qualified personnel; our significant indebtedness; and the availability and terms of capital to fund the expansion of our businesses.

         Persons are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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Contact Information:
Andrew Smith
Pegasus Communications Corporation
(610) 934-7000
andrew.smith@pgtv.com